PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /x /
Filed by a Party other than the Registrant  /  /

     Check the appropriate box:
/x / Preliminary Proxy Statement
/  / Definitive Proxy Statement
/  / Definitive Additional Materials
/  / Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

      Kaiser Aluminum Corporation
-------------------------------------------------
(Name of Registrant as Specified In Its Charter)

      Kaiser Aluminum Corporation
-------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):
/  / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
      6(j)(2).
/  / $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: -/

          ---------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------

    Set forth the amount on which the filing fee is calculated and state how it was determined.
/x / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          125.00
          -----------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          File No. 1-9447
          -----------------------------------------------------
     (3)  Filing Party:

          Kaiser Aluminum Corporation
          ------------------------------------------------------
     (4)  Date Filed:

          February 5, 1996
          ------------------------------------------------------

                                 [KAC Logo]

                                                           March ____, 1996

To Our Stockholders:

          You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Kaiser Aluminum Corporation (the "Company") to be held at 9:00 a.m. on Wednesday, April 10, 1996, at 5847 San Felipe, Room 1245, Houston, Texas.


          At the Special Meeting, the holders of record of the Company's Common Stock, par value $.01 per share (the "Existing Common Stock") and 8.255% PRIDES, Convertible Preferred Stock, par value $.05 per share (the "PRIDES"), (all such holders being collectively referred to as the "Stockholders"), will consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation (the "Recapitalization Amendment"), which would, among other things, (i) create two classes of common stock, one class designated as Class A Common Shares and a lesser voting class designated as Common Stock, (ii) redesignate the 100,000,000 currently authorized shares of Existing Common Stock as Class A Common Shares and authorize an additional 250,000,000 shares to be designated as Common Stock, and (iii) change each issued share of Existing Common Stock into .33 of a Class A Common Share and .67 of a share of Common Stock.
Cash will be paid in lieu of fractional shares. For round lots of 100 shares of the Company's Existing Common Stock, the change would be equivalent to converting such round lot into 33 Class A Common Shares and 67 shares of Common Stock. The Class A Common Shares would have one vote per share, and the Common Stock would be lesser voting stock with 1/10 vote per share. The specific features of the two classes and the details of the Recapitalization Amendment are described in the accompanying proxy statement, which also sets forth the reasons for the Board's recommendation, certain potential advantages and disadvantages of the Recapitalization Amendment, and other information as to the effects of the Recapitalization Amendment on existing Stockholders, including MAXXAM Inc. ("MAXXAM"). The Recapitalization Amendment must be approved by the holders of a majority of votes of the outstanding shares of Existing Common Stock and PRIDES, tabulated together as a single class, and by a majority of votes of the outstanding shares of Existing Common Stock, tabulated separately as a single class, at the Special Meeting.



          The New York Stock Exchange (the "NYSE") rules and the Company's listing agreement with the NYSE require that the Company solicit proxies in connection with all stockholder meetings. MAXXAM owns approximately 62% of the Existing Common Stock, on a fully diluted basis assuming the conversion of each outstanding share of PRIDES into one share of Existing Common Stock. The shares of Existing Common Stock owned by MAXXAM will be voted in favor of the Recapitalization Amendment. As a result, the Recapitalization Amendment can be approved without the affirmative vote of any Stockholders other than MAXXAM. THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS TO ADOPT THE RECAPITALIZATION AMENDMENT AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE RECAPITALIZATION AMENDMENT.



          Each Stockholder of record at the close of business on March 18, 1996 is entitled to receive notice of and to vote at the Special Meeting and is invited to attend the Special Meeting. Whether or not you intend to be present at the Special Meeting, we urge you to review the proxy statement carefully and to complete, date, sign and promptly return the enclosed proxy card.


          We look forward to seeing as many of you as possible at the Special Meeting.



                                   GEORGE T. HAYMAKER, JR.
                                   Chairman and Chief Executive
                                   Officer

                        KAISER ALUMINUM CORPORATION
                        5847 SAN FELIPE, SUITE 2600
                           HOUSTON, TEXAS  77057



                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 10, 1996



          A Special Meeting of Stockholders (the "Special Meeting") of Kaiser Aluminum Corporation (the "Company") will be held at 9:00 a.m. on April 10, 1996, at 5847 San Felipe, Room 1245, Houston, Texas, for the following purposes:



          1. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation (the
"Recapitalization Amendment"), to (i) provide for two classes of common stock, one class designated as Class
A Common Shares, $.01 par value, with one vote per share, and a lesser voting class designated as Common
Stock, $.01 par value, with 1/10 vote per share; (ii) redesignate the 100,000,000 authorized shares of the Company's existing common stock, par value $.01 per share (the "Existing Common Stock") as Class A Common
Shares and authorize an additional 250,000,000 shares to be designated as Common Stock, and (iii) change each issued share of Existing Common Stock into (a) .33 of a Class A Common Share and (b) .67 of a share of Common Stock, as described in the accompanying proxy statement; and


          2. To transact such other business as may be properly presented to the Special Meeting or any adjournments thereof.


          Holders of record of the Existing Common Stock and 8.255% PRIDES SM, Convertible Preferred Stock, par value $.05 per share, (all such holders being collectively referred to as the "Stockholders"), as of the close of business on March 18, 1996, are entitled to notice of, and to vote at, the Special Meeting. The Recapitalization Amendment must be approved by the holders of a majority of votes of the outstanding shares of Existing Common Stock and PRIDES, tabulated together as a single class, and by a majority of votes of the outstanding shares of Existing Common Stock, tabulated separately as a single class, at the Special Meeting. Stockholders' lists will be available commencing the date of the proxy statement and may be inspected for purposes germane to the Special Meeting during normal business hours prior to the Special Meeting at the offices of the Company, 5847 San Felipe, Suite 2600, Houston, Texas.


                                   By Order of the Board of
                                   Directors




                                   BYRON L. WADE
                                   Secretary


March __, 1996

                                 IMPORTANT

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE SPECIAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

                        KAISER ALUMINUM CORPORATION
                        5847 SAN FELIPE, SUITE 2600
                           HOUSTON, TEXAS  77057



                              PROXY STATEMENT
                                    FOR
                      SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 10, 1996



          This proxy statement (the "Proxy Statement"), the accompanying proxy card and the Notice of Special Meeting are being mailed on or about March 19, 1996 to the holders of the Company's existing common stock, par value $.01 per share (the "Existing Common Stock"), and 8.255% PRIDES , Convertible Preferred Stock, par value $.05 per share (the "PRIDES") (all such holders being collectively referred to as the "Stockholders"), of Kaiser Aluminum Corporation (the "Company"), a Delaware corporation.



          This Proxy Statement is furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at a Special Meeting of Stockholders (the "Special Meeting") to be held at 5847 San Felipe, Room 1245, Houston, Texas on April 10, 1996 at 9:00 a.m. and any adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting. The principal executive offices of the Company are located at 5847 San Felipe, Suite 2600, Houston, Texas 77057, telephone (713) 267-3777.



          We cordially invite you to attend the Special Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return your proxy card in the enclosed envelope. Any one or more of the persons authorized to act as proxies at the Special Meeting as listed on the proxy card are Charles E. Hurwitz, John T. La Duc and George T. Haymaker, Jr.
You may revoke your proxy at any time prior to its exercise at the Special Meeting by giving notice to the Company's Secretary, by filing a later dated proxy or, if you attend the Special Meeting, by voting your shares in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, "FOR" the approval of the proposed amendment to the Company's Restated Certificate of Incorporation (the "Recapitalization Amendment") described in this Proxy Statement.
Under applicable Delaware law, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the proposal relating to the Recapitalization Amendment. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.



          THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE
RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS TO ADOPT THE RECAPITALIZATION AMENDMENT AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF SUCH AMENDMENT.



          Only holders of record of the Company's __________ shares of Existing Common Stock and ___________ shares of PRIDES outstanding as of the close of business on March 18, 1996, are entitled to vote at the Special Meeting. Each share of Existing Common Stock is entitled to one vote and each share of PRIDES is entitled to 4/5 vote. The Recapitalization Amendment must be approved by the holders of a majority of votes of the outstanding shares of Existing Common Stock and PRIDES, tabulated together as a single class, and by a majority of votes of the outstanding shares of Existing Common Stock, tabulated separately as a single class, at the Special Meeting. A vote in favor of the proposal to approve the Recapitalization Amendment may preclude a stockholder from participating in any action which has been or may be filed on behalf of any or all stockholders with respect to such transaction.



          At the recommendation of a Special Committee of the Board of Directors of the Company, the Board of Directors of the Company called a Special Meeting to submit the proposal to adopt the Recapitalization Amendment to the Stockholders of the Company. The New York Stock Exchange ("NYSE") rules and the Company's listing agreement with the NYSE require that the Company solicit proxies in connection with all stockholder meetings. Holders of a majority of votes of the outstanding shares of Existing Common Stock, separately, and together with the outstanding shares of PRIDES must be represented in person or by proxy at the Special Meeting in order to have a quorum. 50,000,000 shares of the Existing Common Stock are held by MAXXAM Inc. ("MAXXAM"). The shares of Existing Common Stock owned by MAXXAM will be voted in favor of the Recapitalization Amendment. As a result, a quorum can be present and the Recapitalization Amendment can be approved without the presence or affirmative vote of any Stockholders other than MAXXAM.



                           PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of January 31, 1996, the undiluted beneficial ownership of each class of the Company's capital stock by (i) those persons known by the Company to own beneficially more than 5% of the shares of each applicable class of capital stock then outstanding,
(ii) each of the directors and the named executive officers of the Company, and (iii) all directors and executive officers of the Company as a group.





                    Name of
                Beneficial Owner                       Title of Class                # of Shares(1)          % of Class
 ---------------------------------------------  ---------------------------    -------------------------  ---------------
 MAXXAM Inc.(2)                                 Existing Common Stock                   50,000,000                  69.8
 FMR Corp.(3)                                   Existing Common Stock                    5,175,251(4)                7.2

                                                           PRIDES                        1,869,000                  21.5
 Joseph A. Bonn                                 Existing Common Stock                      118,225                     *
 Robert J. Cruikshank                           Existing Common Stock                        2,000                     *
 George T. Haymaker, Jr.                        Existing Common Stock                        6,675(5)                  *
 Charles E. Hurwitz                             Existing Common Stock                       62,500(5)(6)               *
 John T. La Duc                                 Existing Common Stock                      134,063                     *

 Ezra G. Levin                                               --                                -0-                    --
 Robert Marcus                                  Existing Common Stock                        3,500                     *
 Robert J. Petris                                            --                                -0-                    --
 Anthony R. Pierno                                           --                                -0-                    --
 Byron L. Wade                                  Existing Common Stock                          500                     *
 All directors and executive officers of the
 Company as a group (21 persons)                Existing Common Stock                    1,251,917(7)                1.7


---------------

*    Less than 1%.
(1) Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table. Also includes options exercisable on, or within sixty days of, January 31, 1996 to acquire shares of Existing Common Stock.
(2)  The address of MAXXAM is 5847 San Felipe, Suite 2600, Houston, Texas
77057.
(3) Information is based solely on the Schedule 13G, as amended, filed with the Securities and Exchange Commission ("SEC") dated May 4, 1995 (the "FMR 13G"), as adjusted based on redemption of $.65 Depository Shares during September 1995. The FMR 13G was filed by FMR Corp., its wholly owned subsidiary Fidelity Management & Research Company ("Fidelity"), and Edward C. Johnson 3d, the Chairman and 24.9% owner of the common stock of FMR Corp. Fidelity is a registered investment advisor. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(4) Represents 3,617,813 shares of Existing Common Stock held directly and 1,557,438 shares of Existing Common Stock immediately acquirable upon conversion of 1,869,000 shares of PRIDES at conversion rate of .8333 per share of PRIDES.
(5) Represents only options exercisable on, or within sixty days of, January 31, 1996 to acquire such shares.
(6) Mr. Hurwitz also may be deemed to hold beneficial ownership in the Company as a result of his beneficial ownership in MAXXAM.
(7) Includes options exercisable on, or within sixty days of, January 31, 1996 to acquire 683,653 shares of Existing Common Stock.


OWNERSHIP OF PARENT OF THE COMPANY

          As of January 31, 1996, MAXXAM owned approximately 62% of the issued and outstanding capital stock in the Company on a fully diluted basis. The following table sets forth, as of January 31, 1996, the beneficial ownership of the Common Stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock ("Class A Preferred Stock") of MAXXAM by the directors of the Company, and by the Company's directors and executive officers as a group:



                                                                Amount and                         % of
                                                                 Nature of                       Combined
            Name of                                             Beneficial            %           Voting
       Beneficial Owner              Title of Class            Ownership(1)       of Class      Power (2)
 ----------------------------  -------------------------  -----------------       --------  -----------------
 Charles E. Hurwitz            Common Stock                  2,733,542(3)(4)(5)     31.1               60.7
                               Class A Preferred Stock         671,441(4)(5)(6)     99.1

 Ezra G. Levin                 Common Stock                      1,125(4)(5)(7)        *                  *
 Robert J. Cruikshank          Common Stock                      1,125(7)              *                  *
 All directors and executive   Common Stock                  2,769,892(8)           31.4
      officers of the                                                                                  60.8
      Company as a group (21   Class A Preferred Stock         671,441(9)           99.1
      persons)



---------------

*    Less than 1%.
(1) Unless otherwise indicated, beneficial owners have sole voting and investment power with respect to the shares listed in the table.
(2) MAXXAM's Class A Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of MAXXAM's stockholders.
(3) Includes 1,669,451 shares of MAXXAM's common stock owned by a wholly owned subsidiary of Federated Development Company ("Federated"), a New York business trust, as to which Mr. Hurwitz possesses voting and investment power. Mr. Hurwitz serves as a trustee of Federated, and, together with members of his immediate family and trusts for the benefit thereof, owns all of the shares of beneficial interest in Federated, and his positions include Chairman of the Board and Chief Executive Officer of MAXXAM and Federated, and membership on MAXXAM's Executive Committee. Also includes
(a) 16,154 shares of MAXXAM's common stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (b) 46,500 shares of MAXXAM's common stock owned by a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 129,308 shares of MAXXAM's common stock owned by the 1992 Hurwitz Investment Partnership, L.P., of which 64,654 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 800,954 shares of MAXXAM's common stock held directly, and (e) 71,175 shares of MAXXAM's common stock that a wholly owned subsidiary of Federated may acquire in exchange for its holdings of 7% Cumulative Exchangeable Preferred Stock of MCO Properties Inc., a wholly owned subsidiary of MAXXAM.
(4) In addition, Federated, Messrs. Hurwitz and Levin, and Mr. James H. Paulin, Jr., Secretary and Treasurer of Federated, may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of January 31, 1996, in the aggregate, the Stockholder Group beneficially owned 2,735,019 shares of MAXXAM's common stock and 671,574 shares of MAXXAM's Class A Preferred Stock, aggregating approximately 60.75% of the total voting power of MAXXAM. By reason of the foregoing and their relationship with the members of the Stockholder Group, Messrs. Hurwitz and Levin may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.
(5)  Does not include shares owned by other members of the Stockholder
Group.
(6) Includes 661,377 shares owned by Federated, exercisable options to purchase 9,000 shares and 1,064 shares owned directly.
(7) Includes exercisable options to purchase 125 shares of MAXXAM common stock
(8) Includes options exercisable on, or within sixty days of, January 31, 1996 to acquire 34,250 shares of MAXXAM common stock.
(9) Includes options exercisable on, or within sixty days of, January 31, 1996 to acquire 9,000 shares of Class A Preferred Stock.


          As of January 31, 1996, 28,000,000 shares of the Company's Existing Common Stock owned by MAXXAM were pledged as security for two debt issues of MAXXAM Group Inc., a wholly owned subsidiary of MAXXAM, consisting of $100.0 million aggregate principal amount of 11-1/4% Senior Secured Notes due 2003 and $126.7 million aggregate principal amount of 12-1/4% Senior Secured Discount Notes due 2003.


                 APPROVAL OF THE RECAPITALIZATION AMENDMENT

     SUMMARY DESCRIPTION OF THE RECAPITALIZATION AMENDMENT


          At the Special Meeting, the Stockholders of the Company will be asked to consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to (i) provide for two classes of common stock, one class designated as Class A Common Shares, $.01 par value ("Class A Common Shares"), and a lesser voting class designated as Common Stock, $.01 par value ("Common Stock"); (ii)redesignate the 100,000,000 currently authorized shares of Existing Common Stock as Class A Common Shares and authorize an additional 250,000,000 shares to be designated as Common Stock; and (iii) change each issued share of the Existing Common Stock into (a) .33 of a Class A Common Share and (b) .67 of a share of Common Stock (round lots of 100 shares of Existing Common Stock will change into 33 Class A Common Shares and 67 shares of Common Stock). Cash will be paid in lieu of fractional shares. Such proposed amendments are referred to collectively herein as the "Recapitalization Amendment." The text of the portion of the Recapitalization Amendment relating to the reclassification of the Existing Common Stock and of Article Fourth of the Company's Restated Certificate of Incorporation as proposed to be amended and restated pursuant to the Recapitalization Amendment are set forth in Annex A-1 and Annex A-2, respectively, to this Proxy Statement. The Class A Common Shares and the Common Stock are referred to collectively herein as the "Common Shares."



          If the Recapitalization Amendment is approved by the Stockholders, the Board of Directors of the Company intends to file the Recapitalization Amendment with the Secretary of State of the State of Delaware as promptly after the Special Meeting as practicable. The Recapitalization Amendment will be effective at the close of business on the date of filing thereof with the Secretary of State of the State of Delaware (the "Effective Time"). Upon effectiveness of the Recapitalization Amendment, and without any further action by the Company or its Stockholders, each issued share of Existing Common Stock (including shares held in the treasury of the Company) will automatically be changed into .33 of a Class A Common Share and .67 of a share of Common Stock. Fractional Common Shares will not be issued. In lieu thereof, the Company will, as provided below, pay a cash amount to the stockholders otherwise entitled to such fractional shares equal to the total fractional amount represented by such shares times the greater of (i) the average closing price of a share of the Existing Common Stock on the NYSE for the fifteen trading days immediately preceding the date on which the Effective Time occurs and (ii) the closing price of a share of the Existing Common Stock on the NYSE on the trading day immediately preceding the date on which the Effective Time occurs. For example, a holder of 10 shares of Existing Common Stock would receive three Class A Common Shares, six shares of Common Stock and cash for the fractional Common Shares. For round lots of 100 shares of the Company's Existing Common Stock, the change would be equivalent to converting such round lot into 33 Class A Common Shares and 67 shares of Common Stock. It is expected that both the Class A Common Shares and the Common Stock will be listed on the NYSE.



          Even if the Recapitalization Amendment is approved by the Stockholders, the Board of Directors may decline to file the Recapitalization Amendment if the Board of Directors determines that such action would be in the best interests of the Company under the circumstances at the time. The Company currently knows of no reason why the Recapitalization Amendment would not be filed if approved by the Stockholders.



          As soon as practicable after the Effective Time, the Company's transfer agent will mail a form of a letter of transmittal ("Letter of Transmittal") to each record holder of Existing Common Stock as of the Effective Time. New certificates representing .33 of a Class A Common Share and .67 of a share of Common Stock for each outstanding share of Existing Common Stock held by such holders will be issued to each holder of shares of Existing Common Stock that delivers to the Company's transfer agent a properly executed Letter of Transmittal accompanied by the certificates representing the shares of Existing Common Stock. In lieu of fractional Common Shares that would otherwise have been issuable, a check for the cash amount calculated pursuant to the formula set out above will be issued to such record holder. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES REPRESENTING SHARES OF EXISTING COMMON STOCK WITH THEIR PROXIES AND INSTEAD SHOULD RETAIN THEM PENDING THE EFFECTIVENESS OF THE RECAPITALIZATION AMENDMENT AND THE RECEIPT OF A FORM OF LETTER OF TRANSMITTAL.



          Upon the change of the Existing Common Stock, the Class A Common Shares will have one vote per share, except to the extent voting rights with regard to those shares would be affected by the Minority Protection Provisions described below. See "Description of Common Shares--Minority Protection Provisions." As more fully described below, the shares of Common Stock will have substantially identical rights as the Class A Common Shares except as set forth in the Recapitalization Amendment. For instance, the holders of Common Stock will have only 1/10 vote per share. The Recapitalization Amendment will apply equally to all holders of the Existing Common Stock in proportion to the number of shares of Existing
Common Stock owned by them at the Effective Time.   However, until
conversion or redemption of the PRIDES, which will occur no later than December 31, 1997, holders of the shares of PRIDES will continue to have 4/5 vote per share. Accordingly, the relative voting power of the holders of the PRIDES will increase from 8.8% to 19.6% of the total votes and the aggregate voting power of the holders of the Common Shares will be 80.4% of the total votes (as compared to the 91.2% of total votes held by the holders of Existing Common Stock immediately prior to the Effective Time) until such time as the PRIDES are converted into or redeemed for Common Shares, and the voting power of the Common Shares owned by MAXXAM will be 56.1% of the total votes (as compared to 63.6% of the total votes for the Existing Common Stock held by MAXXAM). Following conversion or redemption of the PRIDES, the relative voting power held by former holders of the PRIDES will be approximately the same as it would have been in the absence of the Recapitalization Amendment.


     BACKGROUND OF THE RECAPITALIZATION PROPOSAL


          In recent years a number of publicly held companies have adopted capital structures utilizing two classes of common stock. The operating management of the Company became interested in effecting such a "dual class" structure for the Existing Common Stock in order to provide flexibility in considering, proposing and structuring acquisition and financing transactions to potentially augment the Company's growth.



          Currently, MAXXAM owns 50,000,000 shares of the Company's Existing Common Stock which after giving effect, on a pro forma basis, to the conversion of each of the 8,673,850 shares of PRIDES into one share of Existing Common Stock would result in MAXXAM owning approximately 62% of the Company's Existing Common Stock. In light of the possible effects of the Recapitalization Amendment on the ownership interest of, and other possible effects on, the Stockholders, including MAXXAM, on July 20, 1995 the Board of Directors appointed a Special Committee (the "Special Committee") of two independent directors. The two members were Robert Marcus, who served as Chairman of the Committee, and Robert J. Petris. The Special Committee was asked to consider a recapitalization in detail, recommend to the Board of Directors whether or not to proceed and if so,
the appropriate terms.   The Special Committee formally met twelve times
relating to a proposed recapitalization (such number does not include informal meetings or discussions that the Special Committee has had with its independent legal counsel or financial advisor).



          On August 25, 1995, the Special Committee met with representatives of Salomon Brothers Inc ("Salomon") and special legal counsel to the Company. The objectives sought to be achieved by, and various proposed terms of, the recapitalization were reviewed. The anticipated benefits and possible disadvantages of a recapitalization were discussed. The Special Committee also reviewed in detail a written presentation prepared by Salomon and distributed before the meeting to the Special Committee, which included analyses of the impact of similar proposals on the aggregate market value of outstanding common equity on companies with dual class structures of common equity, the potential market price differential between voting and nonvoting or lesser voting shares, the potential impact on market liquidity, the potential reaction of institutional investors to nonvoting or lesser voting stock structures and the potential impact on the Company's ability to raise capital. Salomon also discussed the market impact of various features of nonvoting or lesser voting shares.



          At a meeting on January 23, 1996, at which time both members were present, the Special Committee reviewed a draft of the opinion of Salomon substantially in the form as discussed below under "--Financial Advisor to the Special Committee" and formulated its recommendation to the Board of Directors that a new class of lesser voting common stock be authorized and issued in a recapitalization whereby each outstanding share of Existing Common Stock would be changed into .33 of a Class A Common Share and .67 of a share of Common Stock. The Special Committee specified that the Board should retain the discretion to pay larger dividends in cash or property on the Common Stock than on the Class A Common Shares. The Special Committee's purpose for this provision, as well as for the features designed to protect holders of the lesser voting stock in the event of mergers or substantial stock purchases, was to attempt to minimize any disparity that might develop in the market prices of the two classes of stock. Both of the members of the Special Committee voted to recommend the Recapitalization Amendment to the Board of Directors.



          At its meeting on January 24, 1996, the Board of Directors considered the Special Committee's recommendation. Following discussions, four members of the Board of Directors present at the meeting voted to approve the recommendation of the Special Committee to adopt the Recapitalization Amendment and to recommend it to the Company's Stockholders; two directors, Messrs. Hurwitz and Levin, abstained. After reviewing the Company's market liquidity, stockholder positions, growth objectives and capital structure and after consultation with the Special Committee's financial and legal advisors, the Board of Directors came to believe that such a structure offers the Company a number of possible advantages that outweigh the potential disadvantages. The Board of Directors then called the Special Meeting of Stockholders, and authorized the preparation and filing with the SEC of a proxy statement. The terms of the proposed recapitalization as set forth in this Proxy Statement and the precise language of the Recapitalization Amendment were approved on March 4, 1996 at a meeting of the Special Committee, and on March ___, 1996 by Unanimous Written Consent of the Board of Directors of the Company.


     FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE


          The Special Committee retained Salomon as its financial advisor in connection with its consideration of a recapitalization. Salomon examined the historical market and volume data of companies with multiple classes of common stock with different voting rights, reviewed voting rights and other terms of the classes of common stock for such companies and analyzed data relating to the issuance of stock by companies with multiple classes of common stock with different voting rights. Among other things, Salomon also reviewed certain publicly available financial, market and trading information relating to the Company, including the historical financial statements of the Company, and examined the historical market and volume data of the Company.



          Thereafter, Salomon rendered an opinion to the Special Committee that (i) the combined theoretical market value (on a fully distributed basis) and the liquidity of the Common Shares outstanding immediately after the recapitalization will not be materially less than the market value and the liquidity of the Existing Common Stock immediately prior to the announcement of the recapitalization, and (ii) the Company's ability to raise equity capital through an offering or offerings of common equity will not be materially adversely affected by the implementation of the recapitalization. The form of the opinion of Salomon is set out in full in Annex B to this Proxy Statement.



          Salomon has been paid a retainer fee of $50,000 and was paid an additional $200,000, plus reimbursement of out-of-pocket expenses, upon delivery of the opinion attached hereto as Annex B. In addition, the Company has agreed to indemnify Salomon against certain liabilities and expenses it may incur in connection with such services. Salomon has acted as financial advisor to the Company and to MAXXAM with respect to matters unrelated to the recapitalization and has received fees for its services.


     REASONS FOR THE RECAPITALIZATION PROPOSAL; RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RECAPITALIZATION AMENDMENT.

          The Board of Directors of the Company believes, after careful consideration of, among other things, the advantages and disadvantages of the Recapitalization Amendment and the opinion of Salomon, that the Recapitalization Amendment is in the best interest of the Company. The material advantages and disadvantages of the Recapitalization Amendment considered by the Special Committee and the Board of Directors are set forth herein. The Board of Directors believes that the creation of a capital structure with both voting and lesser voting Common Shares would offer a number of potential benefits to the Company and its Stockholders, which are described below.

          Stockholder Flexibility and Liquidity


           Stockholders who receive shares of Common Shares as a result of the effectiveness of the Recapitalization Amendment will be able to maintain approximately 83% of their voting power, after conversion or redemption of the PRIDES, even if they decide to sell or otherwise dispose of up to slightly more than two-thirds of their equity interest in the Company. The proposed Recapitalization Amendment thus would give all Stockholders, including MAXXAM, increased flexibility to dispose of a portion of their equity interest in the Company without significantly affecting their relative voting power. In January 1996, MAXXAM filed a shelf registration statement with the SEC for up to $200,000,000 of MAXXAM secured or unsecured debt securities, including debt securities that could be exchangeable for Existing Common Stock owned by MAXXAM. Contemporaneous with such filing, the Company filed a shelf registration with the SEC covering up to 10,000,000 shares (the "MAXXAM Shares") of Existing Common Stock owned by MAXXAM (which shares could be offered in connection with debt securities offered by MAXXAM that are exchangeable, redeemable or convertible for such shares of the Company or for sale by MAXXAM directly to purchasers). Neither of such registration statements has been declared effective by the SEC. MAXXAM has informed the Company that it has not made any determination regarding the timing of an offering of its debt securities or of any Existing Common Stock. MAXXAM has also informed the Company that, if the Recapitalization Amendment becomes effective, MAXXAM intends to have the shelf registration statements amended to substitute shares of Common Stock for the Existing Common Stock that would be covered by such registration statements.



          Because Stockholders who are interested in maintaining their voting interest in the Company may be more willing to sell shares of the Company if such sale does not result in a corresponding decrease in their relative voting power, the Recapitalization Amendment may also result in increased trading of equity securities of the Company, thereby increasing liquidity. It is anticipated that both classes of the Common Shares will be listed on the NYSE. Furthermore, the presence of both voting and lesser voting shares will allow holders of Class A Common Shares, including MAXXAM, to increase their voting power without necessarily increasing their equity investment by selling or exchanging shares of Common Stock and acquiring Class A Common Shares (subject to the Minority Protection Provisions).



          Repurchase Obligation

          The implementation of the Recapitalization Amendment will also lessen the likelihood of possible repurchase obligations under the Indentures with respect to the 9-7/8% Senior Notes and the 12-3/4% Senior Subordinated Notes of the Company's subsidiary, Kaiser Aluminum & Chemical Corporation ("KACC"), which would arise upon the occurrence of a change of control, defined as MAXXAM not beneficially owning a minimum percentage (ranging from 30% to 40% depending on various circumstances) of the Company's voting stock.


          Financing Flexibility


           By authorizing the Company to issue either voting or lesser voting shares, the Recapitalization Amendment will provide the Company with increased flexibility to issue Common Stock or some combination of Common Shares (i) to raise equity capital (either through direct issuances of stock or through issuances of convertible securities) to finance future capital expenditures and to finance the future growth of the Company, (ii) as consideration for future acquisitions, and (iii) in connection with employee stock plans as a means of attracting, compensating and retaining key employees, without materially diluting the voting power of the Company's existing Stockholders. By providing the Company with the ability to issue lesser voting equity securities, the Recapitalization Amendment should help mitigate any reluctance that MAXXAM might otherwise have to support the issuance of significant additional common stock because of the accompanying voting dilution.



          The Company is evaluating various acquisition and financing transactions in which the issuance of Common Shares could be involved, but there is currently no specific plan to issue additional equity or convertible securities. On February 22, 1996, the Company announced that it had proposed on February 8, 1996 to acquire all of the outstanding shares of Alumax Inc. ("Alumax"), a leading corporation in the aluminum industry, for a combination of cash and equity securities of the Company at a combined value of $40 to $45 per common share, of which $30 would be paid in cash and the balance in equity securities of the Company. With approximately 55 million common shares of Alumax outstanding, on a fully diluted basis, the transaction would have been valued at between $2.2 billion and $2.5 billion. Alumax rejected the proposal and subsequently adopted a stockholder rights plan commonly called a "poison pill," which is a defensive, self-protective measure, instead of agreeing to cooperative discussions. Although management of the Company remains convinced that a combination of the Company and Alumax would offer an opportunity to stockholders of both companies to realize enhanced value, on March 2, 1996, the Company announced it had decided to withdraw its proposal.


          Continuity


          Approval of the Recapitalization Amendment would give the Company the flexibility to issue Common Stock or some combination of Common Shares for financing, acquisition and compensation purposes without materially diluting the voting power of the Company's existing Stockholders, including MAXXAM, although their equity interests would be diluted. As a practical matter, the Recapitalization Amendment would permit MAXXAM to retain a majority of the voting power of the Company even if it substantially reduces its equity position in the Company by more than two-thirds (whether for financial, diversification or other reasons). Accordingly, the Recapitalization Amendment is expected to reduce the risk of disruption in the continuity of the Company's current operating policies and long-range strategy that might otherwise result if MAXXAM were to dispose of a significant percentage of its shares of Existing Common Stock.


          Key Employees


          The Recapitalization Amendment is intended to permit all employees of the Company to continue to concentrate on their employment responsibilities by reducing concern, if any, that the future of the Company could be affected by real or perceived succession issues or by an unsolicited takeover attempt that might otherwise be triggered by significant sales of shares of Existing Common Stock by MAXXAM in the future. By reducing these uncertainties, the Recapitalization Amendment may enhance the ability of the Company to attract and retain highly qualified key employees. In addition, the Company's ability to issue Common Stock should increase the Company's flexibility in structuring compensation plans and arrangements so that employees may continue to participate in the growth of the Company without materially diluting the voting power of existing stockholders, although equity interests may be diluted.


     CERTAIN POTENTIAL DISADVANTAGES OF THE RECAPITALIZATION PROPOSAL


          While the Board of Directors has determined that implementation of the Recapitalization Amendment is in the best interests of the Company, the Recapitalization Amendment may also be considered to have certain disadvantages, including, but not limited to, those set forth below and those set forth under "--Certain Effects of the Recapitalization Amendment."


          Change of Control Impact


          MAXXAM currently owns approximately 62% of the Existing Common Stock on a fully diluted basis assuming the conversion of each outstanding share of PRIDES into one share of Existing Common Stock, and holds approximately 63.6% of the voting power of the Company. In the event that the Recapitalization Amendment is implemented and after the PRIDES are converted or redeemed, MAXXAM could retain a majority of the voting power of the Company even if it reduced its total holdings of the Company's equity securities by more than two-thirds. By permitting MAXXAM to sell Common Stock while retaining Class A Common Shares, implementation of the Recapitalization Amendment may limit the future circumstances in which a sale or transfer of equity by MAXXAM could lead to a merger proposal or tender offer or to a proxy contest for the removal of incumbent directors.



          Consequently, the Recapitalization Amendment may deprive stockholders of the Company of an opportunity to sell their shares at a premium over prevailing market prices in a change of control transaction and may also make it more difficult to replace the current members of the Board of Directors and management of the Company.


          Increased Availability of Number of Authorized Shares


          As of January 31, 1996, there were 100,000,000 shares of Existing Common Stock authorized, of which there were 71,638,514 shares outstanding and 28,361,486 available for future issuance (19,687,636 if the current outstanding PRIDES are converted on a one-for-one basis). There were also 20,000,000 shares of preferred stock authorized, of which 8,673,850 shares of PRIDES were outstanding as of January 31, 1996. If the Recapitalization Amendment is adopted by the Stockholders, its implementation will result in 100,000,000 shares of Class A Common Shares being authorized, of which approximately 23,640,709 will be issued and outstanding and approximately 76,359,291 will be available for future issuance without any requirement of further stockholder approval, except as may be required by the NYSE or by Delaware law. Additionally, 250,000,000 shares of Common Stock will be authorized, of which approximately 47,997,804 will be issued and outstanding and approximately 202,002,196 will be available for future issuance without any requirement of further stockholder approval, except as may be required by the NYSE or Delaware law. There will be no change in the number of authorized shares of the Company's preferred stock. The Board of Directors believes it desirable that the Company have the flexibility of being able to issue additional Common Shares without stockholder approval. Stockholders have no preemptive rights to purchase any stock of the Company, and may not cumulate votes in the election of directors. The additional Common Shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership or voting power of the present holders of the Existing Common Stock.



          While the Recapitalization Amendment is not being proposed for this reason, the availability of additional Common Shares could enhance the Board of Directors' bargaining capability on behalf of the Company's stockholders in a takeover situation. The additional Common Shares could also be used, either alone or in combination, to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of shares, by increasing the aggregate outstanding shares and, thus, the number of shares required to accomplish such a transaction. The situations referred to in this paragraph seem unlikely at present by reason of the voting power of MAXXAM.


          Investment By Institutions

          Implementation of the Recapitalization Amendment may affect the decision of certain institutional investors that would otherwise consider investing in or retaining the Existing Common Stock. The holding of lesser voting shares may not be permitted by the investment policies of certain institutional investors or may be less attractive to managers of certain institutional investors. The Company is not aware of the effect, if any, the implementation of the Recapitalization Amendment will have on the continued holdings of those institutional investors who currently own Existing Common Stock.

          Acquisition Accounting

          In order for the Company to effect a business combination to be accounted for using the "pooling of interests" method, the Company would be required to issue Class A Common Shares in order to effect any such combination. Common Stock may not be used, either alone or in combination with Class A Common Shares, to effect a business combination utilizing such method of accounting.

          State Statutes


          Some state securities law statutes contain provisions which, due to the issuance of Common Stock, may restrict an offering of equity securities by the Company or the secondary trading of its equity securities in those states. However, due to exemptions available if the Class A Common Shares and shares of Common Stock are trading on the NYSE and the limited number of states involved, the Company does not believe that such provisions will have a material adverse effect on the amount of equity securities that the Company will be able to offer, on the price obtainable for such equity securities in such an offering, or on the secondary trading market for the Company's equity securities.


          Security For Credit

          While there can be no assurance, the Company does not expect that the adoption of the Recapitalization Amendment will affect the ability of stockholders to use either the Class A Common Shares or the Common Stock as security for the extension of credit by financial institutions, securities brokers or dealers.

     DESCRIPTION OF COMMON SHARES


          The terms of the Class A Common Shares and the Common Stock are set forth in full in Article Fourth of the Company's Restated Certificate of Incorporation as proposed to be amended and restated by the proposed Recapitalization Amendment. The rights of the two classes of Common Shares will be identical except as otherwise described below. The text of the portion of the Recapitalization Amendment relating to the reclassification of the Existing Common Stock and of Article Fourth as proposed to be amended and restated pursuant to the Recapitalization Amendment are set forth in Annex A-1 and Annex A-2, respectively, to this Proxy Statement and incorporated herein by reference. Although the following is a summary of all of the material terms of the Recapitalization Amendment, it should nevertheless be read in conjunction with, and is qualified in its entirety by reference to, Annex A-1 and Annex A-2.


          Voting


          Under the Company's current Restated Certificate of Incorporation, each share of Existing Common Stock is entitled to one vote per share and each share of PRIDES is entitled to 4/5 vote, and, except as required by law or as to certain matters as to which separate class voting rights have been granted to the holders of the PRIDES or may be granted in the future to the holders of one or more other series of preferred stock, the holders of the Existing Common Stock and the holders of the PRIDES vote together with each other, and not as separate classes, on all matters voted upon by the stockholders. Upon the effectiveness of the Recapitalization Amendment, each Class A Common Share will, subject to the Minority Protection Provisions described below, entitle the holder thereof to one vote per share, the Common Stock will entitle the holders thereof to 1/10 vote per share and, until the PRIDES are converted or redeemed (which will occur no later than December 31, 1997), the holders of the PRIDES will continue to be entitled to 4/5 vote per share; except as required by law or as to certain matters as to which separate class voting rights have been granted to the holders of the PRIDES or the holders of Common Stock or may be granted in the future to the holders of one or more other series of preferred stock, the holders of the Class A Common Shares, the holders of the Common Stock and the holders of the PRIDES will vote together with each other, and not as separate classes, on all matters voted upon by the stockholders. After giving effect to the Recapitalization Amendment, the voting power of the holders of the shares of PRIDES will increase from 8.8% to 19.6% of the total votes and the voting power of the holders of the Common Shares will be 80.4% of the total votes (as compared to the 91.2% of total votes held by the holders of Existing Common Stock immediately prior to the Effective Time). Following conversion or redemption of the PRIDES, the relative voting power held by former holders of the PRIDES will be approximately the same as it would have been in the absence of the Recapitalization Amendment. See "--Certain Effects of the Recapitalization Amendment--Effect on Relative Ownership Interest and Voting Power".


          Dividends and Distributions


          The Recapitalization Amendment provides that, after the requirements with respect to preferential dividends on any of the Company's preferred stock shall have been met and after the Company shall have complied with all of the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of any such preferred stock and subject to any other applicable conditions, dividends and distributions may be declared and paid to the holders of Class A Common Shares and Common Stock in cash, property, or other securities of the Company (including shares of any class or series whether or not shares of such class or series are already outstanding) out of funds legally available therefor. Each Class A Common Share and each share of Common Stock will have identical rights with respect to dividends and distributions, subject to the following: (i) at the discretion of the Board of Directors, a dividend or distribution in cash or property on a share of Common Stock may be greater (but not less) than any dividend or distribution in cash or property on a Class A Common Share; (ii) a stock dividend on Class A Common Shares may be paid in Class A Common Shares or shares of Common Stock; and (iii) a stock dividend on shares of Common Stock may be paid only in shares of Common Stock. If a stock dividend on Class A Common Shares is paid in Class A Common Shares, a stock dividend on Common Stock will be paid in a proportionate number of shares of Common Stock. The dividend provisions of the Recapitalization Amendment provide the Board of Directors with the flexibility to determine appropriate dividend levels, if any, under the circumstances from time to time.



          The Company is prohibited under the Credit Agreement, dated February 15, 1994 among the Company, Kaiser Aluminum & Chemical Corporation ("KACC"), the financial institutions which are parties thereto, and BankAmerica Business Credit, Inc. (as amended, the "1994 Credit Agreement") from paying dividends on its Existing Common Stock or on the Common Shares and does not anticipate paying dividends on its Existing Common Stock or, if the Recapitalization Amendment is approved, on the Common Shares in the foreseeable future. The 1994 Credit Agreement expressly permits the declaration and payment of dividends by the Company on the PRIDES to the extent the Company receives payment on certain intercompany notes or certain other permitted distributions from KACC under the 1994 Credit Agreement.



          The holders of the PRIDES are entitled to receive (when, as and if the Board of Directors declares dividends out of funds legally available therefor) cumulative preferential cash dividends at the rate of $.97 per annum or $.2425 per quarter for each share of the PRIDES, payable quarterly in arrears on the last day of each March, June, September and December, provided however, that, with respect to any dividend period during which a redemption occurs, the Company may, at its option, declare accrued dividends on the PRIDES to, and pay such dividends on, the redemption date, in which case such dividends shall not be included in the calculation of the Call Price (as defined below) on such redemption date. The Recapitalization Amendment will have no effect on the dividend rights of the PRIDES.


          Mergers and Consolidations


          In the event of a merger, consolidation or combination of the Company with another entity (whether or not the Company is the surviving entity) or in the event of dissolution of the Company, the holders of shares of Common Stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of Class A Common Shares in that transaction, except that any common stock that holders of Common Stock are entitled to receive in any such event may have terms substantially similar to those of the Common Stock (i.e., significantly lesser voting rights) as set forth in the Recapitalization Amendment.



          Splits or Combinations

          The Recapitalization Amendment provides that, if the Company shall in any manner split, subdivide or combine the outstanding Class A Common Shares or Common Stock, the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.


          Convertibility

          Except as described below, neither the Common Stock nor the Class A Common Shares would be convertible into another class of securities of the Company.


          The Common Stock may be converted automatically into Class A Common Shares on a share-for-share basis by resolution of the Board of Directors if, as a result of the existence of the Common Stock, the Class A Common Shares, the Common Stock or both become excluded from trading on the principal national securities exchange on which the shares are then traded and all other such exchanges and are also excluded from quotation on the NASDAQ National Market System and other comparable quotation systems then in use.



          In addition, if at any time the number of outstanding shares of Class A Common Shares falls below 10% of the aggregate number of outstanding shares of Common Stock and of Class A Common Shares, then, immediately upon the occurrence of such event, all the outstanding shares of Common Stock will be automatically converted into Class A Common Shares, on a share-for-share basis. For purposes of the immediately preceding sentence, any shares of Common Stock or Class A Common Shares repurchased by the Company will no longer be deemed "outstanding" from and after the date of repurchase. The Company has no present intention to repurchase any shares of its Common Stock or Class A Common Shares. In view of the absence of a present intention by the Company to repurchase any shares of Common Stock or Class A Common Shares and the substantial number of shares of Common Stock that would be required to be issued to reach the 10% threshold, the Board of Directors believes it unlikely that this provision will be triggered in the foreseeable future. However, in the event of any such change, to the extent that the market price of the Common Stock is higher or lower than the market price of the Class A Common Shares immediately prior to such change, the market price of the shares held by particular holders may be adversely affected by the change. The mechanism for automatic conversion provided for in this paragraph may be deemed akin to the Minority Protection Provisions referred to below.


          In the event of any such conversion of the Common Stock, certificates which formerly represented outstanding shares of Common Stock will thereafter be deemed to represent a like number of Class A Common Shares.

          Minority Protection Provisions


          After the Effective Time, voting rights disproportionate to equity ownership could be acquired through acquisitions of Class A Common Shares without corresponding purchases of Common Stock. In order to reduce somewhat the likelihood of Class A Common Shares and shares of Common Stock trading at significantly different market prices and to give holders of Common Stock the opportunity to participate in any premium paid in the future relating to the acquisition of 15% or more of the Class A Common Shares by a buyer who has not acquired a proportionate number of shares of Common Stock, the Recapitalization Amendment includes "Minority Protection Provisions" as described below. The Minority Protection Provisions might have an anti-takeover effect by making the Company a less attractive target for a takeover bid. As discussed below, there can be no assurance that the Company will in all instances be able to readily identify Persons whose holdings subject them to the Minority Protection Provisions.



          Certain Definitions

          For purposes of the Minority Protection Provisions, the following definitional provisions apply:

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the Company).

          The following Class A Common Shares shall be excluded for the purpose of determining the Class A Common Shares beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

                         (a)  shares beneficially owned by such Person or
group (or, in the case of a group, shares beneficially owned by Persons that are members of such group) immediately after the Effective Time;

                         (b)  shares acquired by will or by the laws of
descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing the Minority Protection Provisions, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing the Minority Protection Provisions, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

                         (c)  shares acquired upon issuance or sale by the
Company;

                         (d)  shares acquired by operation of law
(including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

                         (e)  shares acquired in exchange for Common Stock
by a holder of Common Stock (or by a parent, lineal descendant or donee of such holder of Common Stock who received such Common Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the Company as a dividend on Class A
Common Shares;

                         (f)  shares acquired by a plan of the Company
qualified under Section 401(a) of the Internal Revenue
Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

                         (g)  shares beneficially owned by a Person or
group immediately after the Effective Time which are thereafter acquired by an Affiliate of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) or any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

                         (h)  shares acquired indirectly through the
acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the 1934 Act.

Notwithstanding anything to the contrary contained in the Minority Protection Provisions, no Person (and no group including such Person) shall be deemed to have acquired after the Effective Time beneficial ownership of any Class A Common Shares owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the Minority Protection Provisions.

          For purposes of calculating the number of shares of Common Stock beneficially owned or acquired by any Person or group:

                         (a)  shares of Common Stock acquired by gift shall
be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of the Minority Protection Provisions; and

                         (b)  only shares of Common Stock owned of record
by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Company shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

          Subject to the other definitional provisions applicable to the Minority Protection Provisions, "beneficial ownership" shall be determined pursuant to Rule 13d-3 (as in effect on February 1, 1996) promulgated under the 1934 Act, and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) (as in effect on February 1, 1996) promulgated under the 1934 Act, in each case subject to the following additional qualifications:

                         (a)  relationships by blood or marriage between or
among any Persons will not constitute any of such Persons as a member of a group with any such other
Person(s), absent affirmative attributes of concerted action; and

                         (b)  any Person acting in his official capacity as
a director or officer of the Company shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Company, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Company will not cause such Person to become a member of a group with any other Person.

          Description of the Minority Protection Provisions

          If any Person or group (excluding the Company, but including MAXXAM), acquires after the Effective Time beneficial ownership of shares representing 15% or more of the then outstanding Class A Common Shares, and such Person or group (a "Significant Stockholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of Common Stock, all of which Common Stock must have been acquired by such Person or group after the Effective Time, the Minority Protection Provisions require that such Significant Stockholder must, in order to maintain all of its voting power, make (within a ninety-day period beginning the day after becoming a Significant Stockholder) a public cash tender offer to acquire additional shares of Common Stock, as described below (a "Minority Protection Transaction"). The 15% ownership threshold of the number of Class A Common Shares which triggers a Minority Protection Transaction may not be waived by the Board of Directors, nor may this threshold be amended without stockholder approval, including a majority vote of the outstanding Common Stock tabulated separately as a class.



          For example, if a stockholder owns 4% of the outstanding Class A Common Shares immediately after the Effective Time and thereafter acquires additional Class A Common Shares representing an additional 16% of the outstanding Class A Common Shares without acquiring any additional shares of Common Stock, such stockholder must either commence a tender offer for an additional 16% of the Common Stock at the prescribed price or he will not be allowed to vote the 16% of the Class A Common Shares acquired after the Effective Time. Alternatively, such stockholder could sell 2% of the outstanding Class A Common Shares, thus dropping the net amount of the Class A Common Shares acquired after the Effective Time to 14%, leaving the stockholder with an aggregate of 18% of the Class A Common Shares, all of which could be voted.



          In a Minority Protection Transaction, the Significant Stockholder must make a public cash tender offer to acquire from the holders of Common Stock at least that number of additional shares of Common Stock (the "Additional Shares") determined by (i) multiplying (x) the percentage of the number of outstanding Class A Common Shares that are beneficially owned by such Significant Stockholder and were acquired after the Effective Time by such Significant Stockholder by (y) the total number of shares of Common Stock outstanding on the date such Person or group became a Significant Stockholder, and (ii) subtracting therefrom the number of shares of Common Stock beneficially owned by such Significant Stockholder on the date such Person or group became a Significant Stockholder (including shares acquired at or prior to the time such Person or group became a Significant Stockholder) which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Stockholder must acquire all shares of Common Stock validly tendered and not withdrawn or, if the number of shares of Common Stock tendered to the Significant Stockholder, and not withdrawn, exceeds the number determined pursuant to such formula, a pro-rata number from each tendering holder (based on the number of shares tendered by each tendering stockholder).



          The cash offer price for any Additional Shares required to be purchased by the Significant Stockholder pursuant to the Minority Protection Provisions shall be the greatest of: (i) the highest price per share paid by the Significant Stockholder for any Class A Common Share or any share of Common Stock during the six-month period ending on the date such Person or group became a Significant Stockholder (or such shorter period after the Effective Time if the date such Person or group became a Significant Stockholder is not more than six months following the Effective
Time); (ii) the highest reported sale price of a Class A Common Share or share of Common Stock on the NYSE (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the thirty-day period preceding the date such Person or group became a Significant Stockholder; and (iii) the highest reported sale price for a Class A Common Share or share of Common Stock on the NYSE (or such other securities exchange or quotation system then constituting the principal trading market for such shares) on the business day preceding the date the Significant Stockholder commences the required tender offer.



          If a Significant Stockholder fails to make a tender offer required by the Minority Protection Provisions, or to purchase validly tendered and not withdrawn shares (after proration, if any), the voting rights of all of the Class A Common Shares beneficially owned by such Significant Stockholder which were acquired after the Effective Time would be automatically suspended until completion of a Minority Protection Transaction or until divestiture of the excess Class A Common Shares that triggered such requirement. To the extent that the voting power of any Class A Common Shares is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.



          A Minority Protection Transaction would also be required of any Significant Stockholder each time that the Significant Stockholder acquires after the Effective Time beneficial ownership of an additional amount of Class A Common Shares equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the outstanding Class A Common Shares and such Significant Stockholder does not then own an equal or greater percentage of all then outstanding shares of Common Stock that such Significant Stockholder acquired after the Effective Time. Such Significant Stockholder would be required to offer to buy that number of Additional Shares prescribed by the formula set forth above; provided that, for purposes of such formula, the date on which the Significant Stockholder acquired the next higher integral multiple of 5% of the outstanding Class A Common Shares will be deemed to be the date on which such Person or group became a Significant Stockholder.



          The requirement to engage in a Minority Protection Transaction will be satisfied by making the requisite offer and purchasing validly tendered and not withdrawn shares, even if the number of shares tendered is less than the number of shares included in the required offer.



          Neither the Minority Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage beneficial ownership of Class A Common Shares resulting solely from a change in the total number of Class A Common Shares outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Effective Time beneficial ownership of 15% or more of the number of then outstanding Class A Common Shares (or, after the last acquisition which triggered the requirement for a Minority Protection Transaction, additional Class A Common Shares in an amount equal to the next higher integral multiple of 5% in excess of the number of Class A Common Shares then outstanding) shall be subject to any Minority Protection Transaction requirement that would be otherwise imposed. All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either class of Common Shares shall be based upon the number of issued and outstanding shares reported by the Company on the last to be filed of (i) the Company's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q,
(iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the SEC.



          Since the definition of Significant Stockholder is based on the beneficial ownership percentage of Class A Common Shares acquired after the Effective Time of the Recapitalization Amendment, a Person or group who is a stockholder of the Company at the Effective Time will not become a Significant Stockholder unless such Person or group acquires an additional 15% of the then outstanding Class A Common Shares, regardless of the number of shares of Existing Common Stock owned prior to the Effective Time of the Recapitalization Amendment.



          The Minority Protection Provisions do not prevent any Person or group from acquiring a significant or controlling interest in the Company, provided such Person or group acquires a proportionate percentage of the Common Stock, undertakes a Minority Protection Transaction or incurs the suspension of the voting rights of the Class A Common Shares as provided by the Minority Protection Provisions. If a Minority Protection Transaction is required, the purchase price to be paid in such offer may be higher than the price at which a Significant Stockholder might otherwise be able to acquire an identical number of shares of Common Stock. Such requirement could make an acquisition of a significant or controlling interest in the Company more expensive and, if the Minority Protection Transaction is required, more time consuming, than if such requirement did not exist. Consequently, a Person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement. See "--Certain Potential Disadvantages of the Recapitalization Proposal--Change of Control Impact." Moreover, by restricting the ability of an acquiror to acquire a significant interest in the Class A Common Shares by paying a "control premium" for such shares without acquiring a similar percentage of Common Stock, the Minority Protection Provisions are designed to help reduce or eliminate any discount on either of these classes of Common Shares.



          There can be no assurance that the Company will be able to readily identify a Person or group as a Significant Stockholder. Although the 1934 Act will require Persons or groups holding 5% or more of the Class A Common Shares or the Common Stock to file reports specifying the level of their ownership with the SEC and to send a copy of such filing to the Company, there can be no assurance that a Person or group will comply with such law or that alternative methods of identifying such holders will be available. As a result, the benefits of the Minority Protection Provisions may be difficult to enforce.


          Preemptive Rights


          None of the Class A Common Shares or shares of the Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of the Company's stock.


          Sales and Repurchases


          As part of the Recapitalization Amendment, Article Fourth of the Company's Restated Certificate of Incorporation will be revised to make it clear that the Board of Directors is authorized to repurchase shares of any class or series without regard to whether a lesser price could be paid for the same number of shares of any other class or series of stock. The proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation also makes it clear that the Board of Directors is permitted to authorize the sale of shares of a class or series of stock even though a higher price could be obtained by selling shares of another class or series since the two classes of Common Shares may have differing values and market prices.


          Transferability; Trading Market


          The Class A Common Shares and the Common Stock will be freely transferable, subject to the current restrictions on certain shares of the Existing Common Stock issued to certain employees of the Company. The Existing Common Stock is traded on the NYSE. It is expected that both the Class A Common Shares and the Common Stock will be listed on the NYSE. The NYSE has advised the Company that the issuance of the lesser voting Common Stock pursuant to the Recapitalization Amendment will not violate the NYSE's rules and regulations and is permitted thereunder. However, there can be no assurance that the NYSE will accept either class for trading. In the unlikely event that both classes of Common Shares are not approved for trading on the NYSE or other principal national securities exchange and are also excluded from quotation on the NASDAQ National Market System, the Company will not go forward with the recapitalization.


          Stockholder Information

          The Company will deliver to the holders of Common Shares the same proxy statements, annual reports and other information and reports as it currently delivers to holders of the Existing Common Stock.

     CERTAIN EFFECTS OF THE RECAPITALIZATION AMENDMENT

          Effect on Relative Ownership Interest and Voting Power


          Upon effectiveness of the Recapitalization Amendment, each share of Existing Common Stock (with one vote per share) would be changed into
 .33 of a Class A Common Share and .67 of a share of Common Stock. Each share of Class A Common Stock will have one vote per share, each share of Common Stock will have 1/10 vote per share, and each share of PRIDES will continue to be entitled to 4/5 vote until conversion or redemption of the PRIDES (which will occur no later than December 31, 1997). Accordingly, the relative voting power of the holders of the PRIDES will increase from 8.8% to 19.6% of the total votes and the aggregate voting power of the holders of the Common Shares will be 80.4% of the total votes (as compared to the 91.2% of total votes held by the holders of Existing Common Stock immediately prior to the Effective Time) until such time as the PRIDES are converted into or redeemed for Common Shares, and the voting power of the Common Shares owned by MAXXAM will be 56.1% of the total votes (as compared to 63.6% of the total votes for the Existing Common Stock held by MAXXAM). Following conversion or redemption of the PRIDES, the relative voting power held by former holders of the PRIDES will be approximately the same as it would have been in the absence of the Recapitalization Amendment.



          Stockholders who sell their Class A Common Shares after the Effective Time of the Recapitalization Amendment would lose a greater amount of voting power in proportion to equity than they would have prior to such time by the sale of an equal number of shares of Existing Common Stock. At the same time, stockholders desiring to maintain somewhat more than 80% of their voting rights in the Company would be free to continue to hold the Class A Common Shares and elect to sell their shares of Common Stock.


          Effect on Market Value and Price


          Based on the advice of Salomon provided to the Special Committee of the Board of Directors, the Company anticipates that combined market value of the Common Shares immediately after the Effective Time will not be materially less than the market value of the Existing Common Stock immediately prior to the announcement of the proposed recapitalization, but there can be no assurance as to the trading prices of either class. On March ___, 1996, the closing sale price of the Existing Common Stock as reported on the NYSE was $____________. If the market price of the shares of Common Stock were to drop significantly below the price of the Class A Common Shares, the potential benefits of the Recapitalization Amendment with respect to flexibility for financings by the Company or resales by the stockholders may be limited.



          It is possible that either the Class A Common Shares or the shares of Common Stock may trade from time to time at a premium or discount to the other. The Minority Protection Provisions and the flexibility afforded by the provision permitting the Board of Directors, in its discretion, to declare larger dividends on the Common Stock may somewhat reduce the reasons for the Class A Common Shares to trade at a premium compared with the Common Stock. Should a premium on either class of the Common Shares develop, the Recapitalization Amendment permits the Board of Directors to issue and sell authorized but unissued shares of any class of common stock even if the consideration which could be obtained by issuing or selling shares of another class may be greater. The Recapitalization Amendment also expressly permits the Board of Directors to purchase shares of any class of common stock even if the consideration which would be paid for shares of another class may be less.


          Effect on Trading Market


          Upon effectiveness of the Recapitalization Amendment, based on the number of shares of Existing Common Stock issued and outstanding as of January 31, 1996, approximately 23,640,709 Class A Common Shares and 47,997,804 shares of Common Stock will be issued and outstanding. MAXXAM has advised the Company that if it decides to sell any Common Shares, it is more likely over time to sell shares of Common Stock than Class A Common Shares. Any issuance of additional shares of Common Stock by the Company or sales of shares of Common Stock by stockholders, including MAXXAM, may serve to increase market activity in Common Stock relative to the Class A Common Shares. Greater market activity may result in increased volatility in pricing and could enlarge any price differential, either higher or lower, between the Class A Common Shares and Common Stock.


          Effect on Benefit Plans


          The incentive stock plans of the Company that will be affected by the Recapitalization Amendment are the (i) Kaiser 1993 Omnibus Stock Incentive Plan (the "Omnibus Plan"), (ii) Kaiser 1995 Executive Incentive Compensation Program (the "Executive Plan"), and (iii) Kaiser 1995 Employee Incentive Compensation Program (the "Employee Plan"). As a result of the Recapitalization Amendment, each share of Existing Common Stock reserved for future issuance and each share of Existing Common Stock subject to an outstanding option will be changed into .33 of a Class A Common Share and
 .67 of a share of Common Stock . There are currently no stock appreciation rights outstanding. In addition, the Company anticipates that the Omnibus Plan, the Executive Plan and the Employee Plan will be amended to provide that options and stock appreciation rights granted thereunder after the Effective Time may relate solely to Class A Common Shares, Common Stock, or a combination of the two.



          Holders of restricted shares of Existing Common Stock issued under the Omnibus Plan or otherwise will participate in the recapitalization as any other holder of Existing Common Stock, and therefore, after the Effective Time, such holders will hold .33 of a Class A Common Share and .67 of a share of Common Stock for each share of Existing Common Stock held immediately before the Effective Time of the Recapitalization Amendment. All such shares, regardless of class, will be subject to all restrictions that applied previously to the Existing Common Stock issued under such plans or otherwise.


          Effect on Book Value and Earnings per Share


          The interest of each stockholder in the total equity of the Company would remain unchanged as a result of the Recapitalization Amendment, except as a result of the treatment of fractional shares. The Company believes that the change of each issued share of Existing Common Stock into .33 of a Class A Common Share and .67 of a share of Common Stock will not impact the Company's calculation of book value and earnings per share attributable to its common equity securities, except as a result of the treatment of fractional shares.


          Effect on Preferred Stock


          The Recapitalization Amendment will not have any effect on the number of shares of preferred stock, including the PRIDES, or the ability of the Board of Directors to issue shares of preferred stock and to fix the rights, powers or limitations thereof. The Company has no current plans to issue any additional shares of preferred stock.



          As of January 31, 1996, there were 8,673,850 shares of PRIDES issued and outstanding. At any time prior to December 31, 1997, unless previously redeemed, each share of PRIDES is convertible at the option of the holder into .8333 of a share of Existing Common Stock, subject to adjustment. On December 31, 1997, the PRIDES must be automatically converted on a share-for-share basis into Existing Common Stock, unless earlier redeemed or converted. Shares of PRIDES are not redeemable by the Company before December 31, 1996. On or after such date until December 31, 1997, the Company may redeem all or any of such shares in exchange for a number of shares of Existing Common Stock per share of PRIDES equal to the sum of (i)$11.9925 (which amount declines in stages to $11.75 on or after November 30, 1997) and (ii) all accrued and unpaid dividends per share of PRIDES (other than previously declared dividends payable to a holder of record as of a prior date) (the "Call Price"), divided by the Current Market Price (as defined) per share of Existing Common Stock; provided, however, that in no event is the number of shares of Existing Common Stock to be delivered on such redemption to be less than .8333 of a share of Existing Common Stock for each share of PRIDES.



          Pursuant to the antidilution provisions applicable to the PRIDES, upon the effectiveness of the Recapitalization Amendment, (i) each share of PRIDES will be convertible at the option of the holder into .56 of a share of Common Stock and .27 of a Class A Common Share, (ii) if not previously redeemed or converted, on December 31, 1997, each share of PRIDES will be automatically converted into .67 of a share of Common Stock and .33 of a Class A Common Share, and (iii) on or after December 31, 1996, the Company may redeem the PRIDES in exchange for (A) a number of shares of Common Stock per share of PRIDES determined by (x) multiplying the applicable Call Price by .67 and (y) dividing the amount so obtained by the Current Market Price per share of Common Stock and (B) a number of Class A Common Shares per share of PRIDES determined by (x) multiplying the applicable Call Price by .33 and (y) dividing the amount so obtained by the Current Market Price per Class A Common Share; provided, however, that in no event is the number of shares of Common Stock to be delivered on such redemption to be less than .56 of a share of Common Stock, and in no event is the number of Class A Common Shares to be delivered on such redemption to be less than
 .27 of a Class A Common Share, for each share of PRIDES.   See also, "--
Effect on Relative Ownership Interest and Voting Power."


          Credit Agreement


          In order for the recapitalization to be effected, KACC's 1994 Credit Agreement has to be amended, or a waiver from the lenders thereunder obtained, to permit the payment of cash in lieu of fractional shares. The Company expects that such amendment or waiver will be obtained.



          Subsequent Amendments

          The Recapitalization Amendment would not prevent the Company from taking any action, or otherwise affect the Company's ability, with the requisite approval of its stockholders, to adopt any future amendments to the Company's Certificate of Incorporation for the purpose of further changing the Company's capital structure or for any other lawful purpose.


          Certain United States Federal Income Tax Consequences

          The Company has been advised by the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel with respect to the principal United States federal income tax consequences resulting from the exchange (for tax law purposes) of shares of Existing Common Stock for Class A Common Shares and shares of Common Stock in connection with the Recapitalization Amendment. The following discussion is based on existing tax law, which is subject to change, possibly with retroactive effect. It does not deal with all tax consequences that may be relevant in the particular circumstances of each holder (some of which, such as dealers in securities, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules). Stockholders are urged to consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.


          No taxable income, gain or loss will be recognized by a holder of shares of Existing Common Stock with respect to those shares that are exchanged for Class A Common Shares and shares of Common Stock. The basis for tax purposes of each such share of Existing Common Stock held immediately before the Recapitalization Amendment will be allocated between the Class A Common Shares and shares of Common Stock in proportion to their relative fair market values at the Effective Time of the Recapitalization Amendment. The holding period for each Class A Common Share and each share of Common Stock received in the exchange will be the same as the holding period of the Existing Common Stock given up in the exchange.



          Taxable income, gain or loss will be recognized by a holder of shares of Existing Common Stock with respect to those shares that are exchanged for cash in lieu of fractional shares. The holder will be treated as having received such fractional shares and having exchanged them for cash in a transaction subject to Section 302 of the Internal Revenue Code of 1986, as amended, and related provisions. In general, the holder will recognize a gain or loss equal to the difference between the cash received and the tax basis in the fractional shares.


          No taxable income, gain or loss would be recognized by a holder of a share of Common Stock upon the conversion of such Common Stock into a Class A Common Share pursuant to the convertibility feature described above. The cost or other basis for tax purposes of the resulting Class A Common Share will be the same as the cost or other basis for tax purposes of the Common Stock held immediately before the conversion. The holding period for such Class A Common Share would include the holding period for the corresponding Common Stock held prior thereto.

          Securities Act of 1933


          The change of each share of Existing Common Stock into .33 of a Class A Common Share and .67 of a share of Common Stock is not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Consequently, the Company has not registered the Class A Common Shares or the Common Stock under the Securities Act for purposes of the Recapitalization Amendment. Class A Common Shares and shares of Common Stock held immediately upon effectiveness of the Recapitalization Amendment, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Common Stock without registration under the Securities Act. Affiliates of the Company, including MAXXAM, would continue to be subject to, among others, the restrictions specified in Rule 144 under the Securities Act with respect to sales of Class A Common Shares and shares of Common Stock.


     INTERESTS OF CERTAIN PERSONS


          MAXXAM has an interest in the implementation of the Recapitalization Amendment because, as noted above, it may retain somewhat more than 80% of its current voting power in the Company, even if it disposes of all of the shares of Common Stock received by it as a result of the adoption of the Recapitalization Amendment. In addition, as a result of the Recapitalization Amendment, MAXXAM would be able to increase its voting power without increasing its equity investment by selling or exchanging shares of Common Stock and by acquiring Class A Common Shares (subject to the Minority Protection Provisions).


     EXPENSES


          The costs associated with the Recapitalization Amendment (such as transfer agent's fees, printing and shipping costs, legal fees, financial advisory fees, and NYSE fees) are estimated to be approximately
$__________, inclusive of fees of financial and legal advisors both to the Company and independently to the Special Committee.


     VOTE REQUIRED


          The Recapitalization Amendment must be approved by the holders of a majority of votes of the outstanding shares of Existing Common Stock and PRIDES, tabulated together as a single class, and by a majority of votes of the outstanding shares of Existing Common Stock, tabulated separately as a single class, at the Special Meeting. Unless otherwise directed thereon, proxies will be voted "FOR" the Recapitalization Amendment.



          AS NOTED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AMENDMENT.


                        VOTING AND PROXY PROCEDURES

          Execution of a proxy card will not affect your right to attend the Special Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation, (ii) submitting to the Company a duly executed proxy bearing a later date, or (iii) attending and voting at the Special Meeting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a prior proxy.


          If your shares of Existing Common Stock or PRIDES are held in the name of a brokerage firm, bank or nominee, only that entity can vote such shares and only upon receipt of your specific instructions. For further information concerning how you may ensure that your shares of Existing Common Stock or PRIDES are voted at the Special Meeting, please contact your brokerage firm, bank or nominee, or Mr. Byron Wade, Secretary of the Company, at the address set forth in this Proxy Statement or by calling
(713) 267-3670.



          Only holders of record of Existing Common Stock and PRIDES at the close of business on March 18, 1996, the record date established by the Board of Directors for the Special Meeting, will be entitled to vote at the Special Meeting.



                           FINANCIAL INFORMATION

                                 [To Come]



                           AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, information statements and other information with the SEC. Such reports, proxy statements, information statements and other information filed by the Company can be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Reports, proxy statements, information statements and other information concerning the Company may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


                               OTHER MATTERS


     INDEPENDENT PUBLIC ACCOUNTANTS

          The Company has appointed Arthur Andersen LLP as its independent accountants through the conclusion of the audit with respect to the Company's 1995 fiscal year. Representatives of Arthur Andersen LLP plan to attend the Special Meeting of Stockholders and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the meeting, if they so desire.



     PROXY SOLICITATION

          The cost of soliciting proxies in connection with the Special Meeting will be borne by the Company. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. Proxies may be solicited only by directors, officers and employees of the Company without special remuneration. The Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the distribution of proxies at an estimated cost of approximately $5,500 (including expenses). CIC will not solicit proxies. In addition to the use of mails, proxies and instruction cards may be solicited only by officers and regular employees of the Company by personal interviews, telephone or telegraph.


          The persons designated to vote shares covered by management proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Special Meeting. Management knows of no other matters which will be presented at the Special Meeting other than as referred to in this Proxy Statement.

                                   By Order of the Board of
                                   Directors





                                   BYRON L. WADE
                                   Secretary




March __, 1996
Houston, Texas

                                                                  ANNEX A-1


                   PROPOSED TEXT OF THE AMENDMENT TO THE
                  RESTATED CERTIFICATE OF INCORPORATION OF
                        KAISER ALUMINUM CORPORATION
         RELATING TO THE RECLASSIFICATION OF EXISTING COMMON STOCK



          Upon the effectiveness of this Amendment to the Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's common stock existing immediately prior to the Effective Time, par value One Cent ($.01) per share (the "Existing Common Stock"), then issued (including shares held in the treasury of the Corporation) shall be changed automatically into .33 of a Class A Common Share (as defined below) and .67 of a share of Common Stock (as defined below), all of which shall be fully paid and non-assessable. Fractional shares of Class A Common Shares and fractional shares of Common Stock will not be issued to any holder of Existing Common Stock or reflected on the stock transfer records of the Corporation by reason of the reclassification described herein. In lieu thereof, the Corporation will, as provided in the immediately following paragraph, pay a cash amount to the stockholders otherwise entitled to such fractional shares equal to the total fractional amount represented by such shares times the greater of (i) the average closing price of a share of the Existing Common Stock on the New York Stock Exchange for the fifteen trading days immediately preceding the date on which the Effective Time occurs and (ii) the closing price of a share of the Existing Common Stock on the New York Stock Exchange on the trading day immediately preceding the date on which the Effective Time occurs.



          As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a letter of transmittal (the "Letter of Transmittal") to each record holder of Existing Common Stock as of the Effective Time. Subject to the immediately preceding paragraph, new certificates representing .33 of a Class A Common Share and .67 of a share of Common Stock for each outstanding share of Existing Common Stock held by such holders will be issued to each such record holder that delivers to the Corporation's transfer agent a properly executed Letter of Transmittal accompanied by the certificates representing the shares of Existing Common Stock. In lieu of fractional shares of Class A Common Shares or Common Stock that would otherwise have been issuable, a check for the cash amount calculated pursuant to the formula set out in the immediately preceding paragraph will be issued to such record holder.

                                                                  ANNEX A-2
                               ARTICLE FOURTH
                                   OF THE
                   RESTATED CERTIFICATE OF INCORPORATION
                  (as proposed to be amended and restated)



          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is THREE HUNDRED SEVENTY MILLION (370,000,000) shares consisting of:



         (a) ONE HUNDRED MILLION (100,000,000) shares of the par value of One Cent ($.01) per share, which shall be designated Class A Common Shares ("Class A Common Shares");



          (b) TWO HUNDRED FIFTY MILLION (250,000,000) shares of the par value of One Cent ($.01) per share, which shall be designated Common Stock ("Common Stock"); and



          (c) TWENTY MILLION (20,000,000) shares of the par value of Five Cents ($.05) per share, which shall be designated Preferred Stock ("Preferred Stock").



          A. Statement of Preferences, Limitations and Relative Rights in Respect of Shares of Preferred Stock and Authority of Board of Directors to Fix Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions Thereof Not Fixed Hereby.



          Shares of Preferred Stock may be issued from time to time in one or more classes or one or more series within any class thereof, as may be determined from time to time by the Board of Directors, each of said classes and series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular. The voting rights, if any, of each such class and series and the preferences and relative, participating, optional and other special rights of each such class and series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding; and, subject to the provisions of Section C of this Article Fourth, the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock, the voting powers, if any, of stock of such class or series and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such class or series within such class, including, but without limiting the generality of the foregoing, the following:



          (a) The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such class or series shall be paid;



          (b) The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of such conversion or exchange;



          (c) The redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such class or series may be redeemed;


          (d) The rights of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up, of the Corporation;


          (e) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series;



          (f) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such class or series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; and



          (g) The voting powers, if any, of the holders of such class or series of Preferred Stock which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders, and (ii) the right, voting as a class or series by itself or together with other classes or series of Preferred
Stock or all classes and series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more classes or series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.


          B. Statement of Limitations, Relative Rights and Powers in Respect of Class A Common Shares and shares of Common Stock.

          1. GENERAL. The Class A Common Shares and the Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. The powers, preferences and rights of the Class A Common Shares and the Common Stock and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in this Restated Certificate of Incorporation.


          2. VOTING. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Section A of this Article Fourth or as otherwise expressly provided in this Restated Certificate of Incorporation:



          (a) The holders of Class A Common Shares shall be entitled to one vote for each Class A Common Share held on all matters voted upon by the stockholders of the Corporation and shall vote together with the holders of Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class;



          (b) The holders of shares of Common Stock shall be entitled to one-tenth (1/10) of a vote for each share of Common Stock held on all matters voted upon by the stockholders and shall vote together with the holders of Class A Common Shares and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.


          3.   DIVIDENDS AND DISTRIBUTIONS.


          (a) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Section A of this Article Fourth) shall have been met and after the Corporation shall have complied with all of the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock (fixed in accordance with the provisions of Section A of this Article Fourth) and subject to any other conditions that may be fixed in accordance with the provisions of Section A of this Article Fourth, including, without limitation, the right of any of the holders of any class or series of Preferred Stock to participate therein, then and not otherwise the holders of Class A Common Shares and shares of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors in accordance with this Paragraph 3.



          (b) Dividends and distributions may be declared and paid to the holders of Class A Common Shares and Common Stock in cash, property, or other securities of the Corporation (including shares of any class whether or not shares of such class are already outstanding) out of funds legally available therefor. Each Class A Common Share and each share of Common Stock shall have identical rights with respect to dividends and distributions, subject to the following:



               (i) subject to Paragraph 4 of this Section B of this Article Fourth, at the discretion of the Board of Directors, a dividend or distribution in cash or property on a share of Common
Stock may be greater (but not less) than any dividend or distribution in cash or property on a Class A Common Share;



               (ii) a dividend or distribution in shares of the Corporation on Class A Common Shares may be paid or made in Class A Common
Shares or shares of Common Stock; and



               (iii) a dividend or distribution in shares of the Corporation on Common Stock may be paid or made only in shares of Common Stock.



          (c) For purposes of paragraph (b) of this Section 3, a dividend or distribution in shares of the Corporation on Class A Common Shares paid or made in Class A Common Shares shall be considered identical to a dividend or distribution in shares of the Corporation on Common
Stock paid or made in a proportionate number of shares of Common
Stock.


          4.   MERGER, CONSOLIDATION, COMBINATION OR DISSOLUTION OF THE
CORPORATION.


          (a) After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Class
A Common Shares and shares of Common Stock shall, subject to the rights, if any, of the holders of any class or series Preferred Stock to participate therein (fixed in accordance with the provisions of Section A of this Article Fourth), be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Class A Common Shares or Common Stock, as the case may be, held by them respectively, subject to the other provisions set forth in this Paragraph 4.



          (b) In the event of a merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of the dissolution of the Corporation, the holders of shares of Common Stock shall be entitled to receive in respect of each share of Common Stock the same indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidences of indebtedness, securities, cash, rights or any other property, as holders of Class A Common
Shares shall be entitled to receive in respect to each share in that transaction, except that any common stock that holders of Common Stock shall be entitled to receive in any such event may have terms substantially similar to those of the Common Stock as set forth in this Section B of this Article Fourth.


          5. SPLITS OR COMBINATIONS OF SHARES. If the Corporation shall in any manner split, subdivide or combine the outstanding Class A Common Shares or Common Stock, the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.


          6.   MINORITY PROTECTION PROVISIONS.



          (a) If, at any time after the effective time of the amendment of Article Fourth which first authorizes the issuance of Class A Common Shares and Common Stock (the "Effective Time"), any Person or group, each as hereinafter defined in this Paragraph 6, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding Class A Common Shares and such Person or group (a "Significant Stockholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of Common Stock, all of which Common Stock must have been acquired by such Person or group after the Effective Time, such Significant Stockholder must, within a ninety-day period beginning the day after becoming a Significant Stockholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional shares of Common Stock as provided in this Paragraph 6 (a "Minority Protection Transaction"). The 15% ownership threshold of the number of Class A Common Shares which triggers a Minority Protection Transaction may not be waived by the Board of Directors, nor may this threshold in this Restated Certificate of Incorporation be amended without stockholder approval, including a majority vote of the outstanding Common Stock voting separately as a class.


          (b) In each Minority Protection Transaction, the Significant Stockholder must make a public cash tender offer to acquire from the holders of Common Stock at least that number of additional shares of Common Stock determined by (i) multiplying the percentage of the number of outstanding Class A Common Shares beneficially owned and acquired after the Effective Time by such Significant Stockholder by the total number of shares of Common Stock outstanding on the date such Person or group became a Significant Stockholder, and (ii) subtracting therefrom the number of shares of Common Stock beneficially owned by such Significant Stockholder on the date such Person or group became a Significant Stockholder and which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Stockholder must acquire all shares of Common Stock validly tendered and not withdrawn or, if the number of shares of Common Stock tendered to the Significant Stockholder and not withdrawn exceeds the number of shares required to be acquired pursuant to this subparagraph (b), the number of shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such stockholder bears to the total number of shares tendered and not withdrawn by all tendering holders.


          (c) The cash offer price for any shares of Common Stock required to be purchased by the Significant Stockholder pursuant to this Paragraph 6 shall be the greatest of: (i) the highest price per share paid by the Significant Stockholder for any Class A Common Share or any share of Common Stock during the six-month period ending on the date such Person or group became a Significant Stockholder (or such shorter period after the Effective Time if the date such Person or group became a Significant Stockholder is not more than six months following the Effective Time), (ii) the highest reported sale price of a Class A Common Share or a share of Common Stock on the New York Stock Exchange (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the thirty-day period preceding the date such Person or group became a Significant Stockholder, and (iii) the highest reported sale price for a Class A Common Share or a share of Common Stock on the New York Stock Exchange (or such other securities exchange or quotation system as is then the principal trading market for such shares) on the business day preceding the date the Significant Stockholder makes the tender offer required by this Paragraph 6. For purposes of subparagraph (d) below, the applicable date for each calculation required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Stockholder becomes required to engage in the Minority Protection Transaction for which such calculation is required. In the event that the Significant Stockholder has acquired Class A Common Shares or shares of Common Stock in the six-month period ending on the date such Person or group becomes a Significant Stockholder for consideration other than cash, the value of such consideration per share of Class A Common Shares shall be as determined in good faith by the Board of Directors.



          (d) A Minority Protection Transaction shall also be required to be effected by any Significant Stockholder each time that the Significant Stockholder acquires after the Effective Time beneficial ownership of additional Class A Common Shares in an amount equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of outstanding Class A Common Shares if such Significant Stockholder does not then own an equal or greater percentage of all then outstanding shares of Common Stock (all of which shares of Common Stock must have been acquired by such Significant Stockholder after the Effective Time, including pursuant to a previous Minority Protection Transaction). Such Significant Stockholder shall be required to make a public cash tender offer to acquire that number of shares of Common Stock prescribed by the formula set forth in subparagraph (b) above, and must acquire all shares validly tendered and not withdrawn or a pro rata portion thereof, as specified in such subparagraph (b), at the price determined pursuant to subparagraph (c) above, even if a previous Minority Protection Transaction resulted in fewer shares of Common Stock being tendered than required in the previous offer.



          (e) If any Significant Stockholder fails to make an offer required by this Paragraph 6 of Section B of this Article Fourth, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Stockholder shall not be entitled to vote any Class A Common Shares beneficially owned by such Significant Stockholder and acquired by such Significant Stockholder after the Effective Time unless and until such requirements are complied with or unless and until all Class A Common Shares causing such offer requirement to be effective are no longer beneficially owned by such Significant Stockholder. To the extent that the voting power of any Class A Common Shares is so suspended, such shares shall not be included in the determination of aggregate voting shares for any purpose under this Restated Certificate of Incorporation or applicable law. The requirement to engage in a Minority Protection Transaction shall be satisfied by the making of the requisite offer and purchasing validly tendered and not withdrawn shares pursuant to this Paragraph 6, even if the number of shares tendered is less than the number of shares included in the required offer.




          (f) The Minority Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of Class A Common Shares resulting solely from a change in the aggregate amount of Class A Common Shares outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Effective Time beneficial ownership of 15% or more of the number of then outstanding Class A Common Shares (or, after the last acquisition which triggered the requirement for a Minority Protection Transaction, additional Class A Common Shares in an amount equal to the next higher integral multiple of 5% in excess of the number of Class A Common Shares then outstanding) shall be subject to any Minority Protection Transaction requirement that would be imposed pursuant to this Paragraph 6.



          (g) In connection with subparagraphs (a) through (d) and (f) above, the following Class A Common Shares shall be excluded for the purpose of determining the Class A Common Shares beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:



               (i) shares beneficially owned by such Person or group (or, in the case of a group, shares beneficially owned by Persons that are members of such group) immediately after the Effective Time;



               (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing this Paragraph 6, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing this Paragraph 6, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;



               (iii) shares acquired upon issuance or sale by the Corporation;


               (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

               (v)  shares acquired in exchange for Common Stock by a
holder of   Common Stock (or by a parent, lineal descendant or
donee of such holder of  Common Stock who received such Common
Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the Corporation as a dividend on Class A Common Shares;


               (vi) shares acquired by a plan of the Corporation qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;



               (vii) shares beneficially owned by a Person or group immediately after the Effective Time which are thereafter acquired by an Affiliate, as defined in subparagraph (j) below, of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and



               (viii) shares acquired indirectly through the acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under
Section 12 (or any successor provision) of the Securities
Exchange Act of 1934, as amended (the "1934 Act").



Notwithstanding anything to the contrary contained in this Article Fourth, no Person (and no group including such Person) shall be deemed to have acquired after the Effective Time beneficial ownership of any Class A Common Shares owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the provisions of this Paragraph 6.



          (h) In connection with subparagraphs (a) through (d) and (f) above, for purposes of calculating the number of shares of Common Stock beneficially owned or acquired by any Person or group:



               (i) shares of Common Stock acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this Paragraph 6; and



               (ii) only shares of Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Corporation shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).



          (i) All calculations with respect to percentage beneficial ownership of either issued and outstanding Class A Common Shares or Common Stock shall be based upon the number of issued and outstanding shares reported by the Corporation on the last to be filed of (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.



          (j) For purposes of this Paragraph 6, the term "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the Corporation). Subject to subparagraphs (g) and (h) above, "beneficial ownership" shall be determined pursuant to Rule 13d-3 (as in effect on February 1, 1996) promulgated under the 1934 Act, and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) (as in effect on February 1, 1996) promulgated under the 1934 Act, in each case subject to the following additional qualifications:



               (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with any such other Person(s), absent affirmative attributes of concerted action; and


               (ii) any Person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Corporation will not cause such Person to become a member of a group with any other Person.


For purposes of this Paragraph 6, an Affiliate of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.



          7. CHANGE OF SHARES OF COMMON STOCK. Each outstanding share of Common Stock shall be changed automatically into one validly issued, fully paid and non-assessable Class A Common Share upon the earlier to occur of
(i) the time, if any, that the number of outstanding Class A Common Shares is less than 10% of the aggregate number of outstanding Class A Common Shares and outstanding shares of Common Stock; or (ii) adoption of a resolution of the Board of Directors providing for such change if, as a result of the existence of the Common Stock, either the Class A Common Shares or the Common Stock or both are excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in operation and are also excluded from quotation on the National Association of Securities Dealers Automated Quotation System - National Market System and other comparable quotation systems then in use. Upon such change, the total number of Class A Common Shares the Corporation shall have authority to issue shall be Three Hundred Fifty Million (350,000,000) and the total number of shares of Common Stock the Corporation shall have authority to issue shall be zero (0) and all references in the Corporation's Certificate of Incorporation and By-Laws to Common Stock shall be of no further force or effect or, if the context so requires, a reference to Class A Common Shares. At the time set forth in (i) or (ii) above, the shares of Common Stock shall be deemed changed automatically into shares of Class A Common Shares and stock certificates formerly representing shares of Common Stock shall thereupon and thereafter be deemed to represent a like number of Class A Common Shares. The determination of the Board of Directors that either (i) or (ii) has occurred shall be conclusive and binding and the change of each share of Common Stock into one Class A Common Share shall remain effective regardless of whether (i) or (ii) has occurred in fact.


          C.   Other Provisions.


          1. No holder of shares of any class or series of stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or to subscribe for or purchase securities convertible into stock of any class, series or kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property or services or by way of dividends or otherwise.



          2. The powers and rights of the holders of Class A Common Shares and shares of Common Stock shall be subordinated to the powers, preferences and rights of the holders of Preferred Stock. The relative powers, preferences and rights of each class or series of Preferred Stock in relation to the powers, preferences and rights of each other class or series of Preferred Stock shall, in each case, be as fixed from time to time by the provisions of such resolution or resolutions as have been or may be adopted by the Board of Directors pursuant to the provisions of Section A of this Article Fourth, and, except as provided in the Certificate of Designations of the 8.255% PRIDES, Convertible Preferred Stock of the Corporation, the consent, by class or series vote or otherwise, of the holders of such of the classes or series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other classes or series of Preferred Stock whether or not the powers, preferences and rights of such other classes or series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding classes or series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any classes or series of Preferred Stock adopted pursuant to the provisions of Section A of this Article Fourth that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such classes or series voting thereon shall be required for the issuance of any or all other classes or series of Preferred Stock.



          3. Subject to the provisions of Paragraph 2 of Section C of this Article Fourth, shares of any class or series of Preferred Stock may be authorized or issued, in aggregate amounts not exceeding the total number of shares of Preferred Stock authorized by this Restated Certificate of Incorporation, from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors.



          4. Class A Common Shares and shares of Common Stock, in an aggregate amount not exceeding the total number of Class A Common Shares and shares of Common Stock authorized in this Restated Certificate of Incorporation, respectively, may be issued from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors.



          5. The authorized number of Class A Common Shares and of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of a majority of the votes of the holders of the stock of the Corporation entitled to vote thereon.



          6. Without limiting the generality of Paragraphs 3 and 4 of Section C of this Article Fourth, the Board of Directors shall have the power to cause the Corporation to issue and sell shares of any class or series of stock now or hereafter authorized to such Persons (as defined in Paragraph 6(j) of Section B of this Article Fourth), and for such consideration, as the Board of Directors shall from time to time, in its discretion determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class or series, and as otherwise permitted by law. The Board of Directors shall have the power to cause the Corporation to purchase, out of funds legally available therefor, shares of any class or series of stock now or hereafter authorized from such Persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class or series, and as otherwise permitted by law.

                              FORM OF OPINION                       Annex B

                              [LETTERHEAD OF]

                            SALOMON BROTHERS INC



March __, 1996


Special Committee of the Board of Directors
Kaiser Aluminum Corporation
[         ]
[         ]

Dear Sirs:


You have requested our opinion as to certain effects, from a financial point of view, of aproposed reclassification (the "Reclassification") of the Common Stock, par value $.01 per share ("Existing Common Stock"), of Kaiser Aluminum Corporation (the "Company"). In the Reclassification, each issued and outstanding share of Existing Common Stock will be converted into .33 of a Class A Common Share, par value $.01 per share ("Class A Common Shares"), and .67 of a share of Common Stock, par value $.01 per share ("Common Stock", and, together with Class A Common Shares, "New Common Stock"), all as set forth in the Company's Proxy Statement dated March ___, 1996 (the "Proxy Statement"), relating to the Reclassification. Shares of Class A Common Shares and Common Stock will have substantially identical rights, except that Class A Common Shares will have one vote per share and shares of Common Stock will have one-tenth of a vote per share and may receive, at the discretion of the Company's Board of Directors, a higher, but in no event lower, dividend per share. The Existing Common Stock is listed on the New York Stock Exchange, and both the Class A Common Shares and the Common Stock will be listed on the New York Stock Exchange. The Common Stock will have certain price protection provisions, as described in the Proxy Statement.


In arriving at our opinion, we have reviewed certain publicly available financial, market and trading information relating to the Company, as well as certain other information provided to us by the Company. We have considered the terms of the New Common Stock as set forth in the Proxy Statement. We have also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as we deemed relevant.


We have assumed and relied on the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information or for any independent evaluation or appraisal of the assets of the Company. Our opinion is necessarily based upon business, market, economic and other conditions as they exist on, and can be evaluated, as of the date of this letter and does not address the Company's underlying business decision to effect the Reclassification or constitute a recommendation to any holder of Existing Common Stock as to how such holder should vote with respect to the Reclassification.


The market for the New Common Stock may be affected by changes in the financial condition of the Company, changes in investors' perception of the Company and the economic implications of the Reclassification and similar dual class stock structures, changes in the industries in which the Company operates and changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities (and are independent of the terms of the Reclassification). Accordingly, our opinion as expressed below excludes the impact of such factors. The announcement or implementation of the Reclassification may change investors' perceptions of the future plans of the Company. Consequently, our opinion assumes that the market has had a reasonable opportunity to understand and evaluate the Reclassification. In addition, the New Common Stock to be issued in the Reclassification may initially trade at market prices below those at which it would trade on a fully distributed basis.


We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Reclassification and will receive a fee for our services, part of which is payable upon the initial submission of this opinion. We have acted as financial advisor to the Company and to MAXXAM Inc., the Company's largest shareholder, with respect to matters unrelated to the Reclassification and have received fees for our services. In the ordinary course of our business, we actively trade the securities of the Company and MAXXAM Inc. for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.



Based upon and subject to the foregoing, it is our opinion that, assuming the Reclassification had been effective as of the date hereof, (i) the combined theoretical market value (on a fully distributed basis) and the liquidity of the New Common Stock outstanding immediately after the Reclassification will not be materially less than the market value and the liquidity of the Existing Common Stock immediately prior to the announcement of the Reclassification and (ii) the Company's ability to raise equity capital through an offering or offerings of common equity will not be materially adversely affected by the implementation of the Reclassification.


                              Very truly yours,




                              Salomon Brothers Inc

                                     PROXY


                         KAISER ALUMINUM CORPORATION

            Solicited on behalf of the Board of Directors for the


            Special Meeting of Stockholders to be held April 10, 1996



     The undersigned hereby appoints GEORGE T. HAYMAKER, JR., CHARLES E. HURWITZ and JOHN T. LA DUC as proxies (each with power to act alone and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock or 8.255% PRIDES Convertible Preferred Stock the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on April 10, 1996, and at any and all adjournments or postponements thereof.


                    PLEASE COMPLETE, SIGN, DATE AND RETURN
                        PROMPTLY IN ENCLOSED ENVELOPE

                              /SEE REVERSE SIDE/

/X/ Please mark votes as in this example.


WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT THE RECAPITALIZATION AMENDMENT AS SET FORTH IN THE PROXY STATEMENT.



1. Approval of proposal to amend the Company's Restated Certificate of Incorporation (the Recapitalization Amendment ), to (i) provide for two classes of common stock, one class designated as Class A Common Shares, $.01 par value, with one vote per share, and a lesser voting class designated as Common Stock, $.01 par value, with 1/10 vote per share; (ii) redesignate the 100,000,000 currently authorized shares of Existing Common Stock as Class A Common Shares and authorize an additional 250,000,000 shares to be designated as Common Stock, and (iii) change each issued share of the Company's Existing Common Stock, par value $.01 per share, into (a) .33 of a Class A Common Share and (b) .67 of a share of Common Stock as described in, and in the form attached as Annexes A-1 and A-2 to, the proxy statement.


     FOR    AGAINST   ABSTAIN
     /   /  /    /    /    /

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.


                       MARK HERE FOR ADDRESS CHANGE /  /
                             AND NOTE AT LEFT


Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person. EACH person should sign. Executors, administrators, trustees, etc., should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                               Date:
Title:
Signature:                               Date:
Title: